UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 20, 2010

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi	38804-4827
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Renasant Corporation (the “Company”) held its Annual Meeting of Shareholders on April 20, 2010. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders were asked to elect six Class 2 directors, each to serve a three-year term, and to ratify the appointment of HORNE LLP as the Company’s independent registered public accountants for 2010.

All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	Votes “For”	Votes Withheld	Non-Votes
Class 2 Directors (term expiring in 2013)
John M. Creekmore	9,063,159	5,012,693	7,026,434
Jill V. Deer	13,825,200	250,652	7,026,434
Neal A. Holland, Jr.	13,798,645	277,207	7,026,434
E. Robinson McGraw	13,617,076	458,776	7,026,434
Theodore S. Moll	13,799,777	276,075	7,026,434
J. Larry Young	13,768,168	307,684	7,026,434

The term of office of each of the following directors continued at the 2010 Annual Meeting:

Class 1 Directors (term expiring in 2012)

George H. Booth, II, Frank B. Brooks, Albert J. Dale, III, John T. Foy, T. Michael Glenn, Jack C. Johnson

Class 3 Directors (term expiring in 2011)

William M. Beasley, Marshall H. Dickerson, R. Rick Hart, Richard L. Heyer, Jr., J. Niles McNeel, Michael D. Shmerling

The ratification of the appointment of HORNE LLP as the Company’s independent registered public accountants for 2010 was approved with 17,622,944 votes for, 39,693 votes against, 34,597 abstentions and 3,405,052 non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: April 23, 2010	By:	/S/ E. ROBINSON MCGRAW
E. Robinson McGraw
Chairman, President and Chief
Executive Officer